Exhibit 99.1

Venus Concept Announces $15 million Debt-to-Equity Exchange Transaction

Second Substantial Reduction of Existing Debt by Madryn Asset Management in 2024; the Company has reduced its debt balance by 54% year-to-date

TORONTO, September 27, 2024 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced that, on September 26, 2024, the Company exchanged $15.0 million of its senior debt held by affiliates of Madryn Asset Management, LP (“Madryn”) for 203,583 shares of its Series Y preferred stock. Following this transaction, the Company had total debt obligations of approximately $34.6 million, down 25% from $46.0 million outstanding as of June 30, 2024 and down 54% from $74.9 million outstanding as of December 31, 2023.

“We continue to execute on our transformation plan and today’s transaction brings us another step closer to optimizing our capital structure and debt profile for the business,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “The support from Madryn has been critical in our journey and we are grateful for their long-term support. This transaction further strengthens the financial health of the Company and advances our plan towards achieving sustained, long-term profitability.”

“This latest exchange of debt into equity reflects our continued support of Venus as a market leader in the aesthetics industry,” said Avinash Amin, MD, Managing Partner at Madryn Asset Management, LP. “We are encouraged with the Company’s continued progress towards transforming the balance sheet and look forward to the ongoing partnership with the Company to execute on growth initiatives.”

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, and projections about our business and the industry in which we operate, as well as management's beliefs and assumptions, and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and under Part II Item 1A—“Risk Factors” in our subsequently-filed Quarterly Reports on Form 10-Q. Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reaches over 60 countries and 12 direct markets. Venus Concept's product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Versa PRO, Venus Legacy, Venus Velocity, Venus Viva, Venus Glow, Venus Bliss, Venus Bliss MAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept's hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, Masters Special Situations, and Madryn Asset Management, L.P.

Investor Relations Contact:
ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com